UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2004

SOHU.COM INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30961	98-0204667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Level 12, Vision International Center

No. 1 Unit Zhongguancun East Road, Haidian District

Beijing 100084

People’s Republic of China

(011) 8610-6272-6666

(Address, including zip code, of registrant’s principal executive offices and registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 16, 2004 is hereby amended and restated in its entirety as follows:

Item 1.01 Entry into a Material Definitive Agreement.

On September 12, 2004, SOHU.COM INC. (the “Company”) through Beijing Sohu New Era Information Co. Ltd., a subsidiary of the Company, entered into the Preliminary Agreement (the “Agreement”) with Vision Huaqing (Beijing) Development Co. Ltd. (the “Landlord”) which contemplates the Company’s leasing approximately 15,536 square meters of new office space (or office space on six different floors) and certain warehouse and parking lot space in and around an office building located in Zhongguancun area of Beijing from the Landlord.

The lease with respect to approximately 10,372 square meters of the office space commenced on January 1, 2005, the lease with respect to approximately 2,584 square meters of the office space will commence on September 1, 2005 and the lease with respect to approximately 2,580 square meters of the office space will commence on February 1, 2006, with each term ending on December 31, 2009. Upon the expiration of the lease terms, the Company has an option to renew the lease for an additional 3-year period.

Other than in respect of the Preliminary Agreement, there is no material relationship between the Company or its affiliates and the Landlord.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: August 30, 2005	SOHU.COM INC.

	By:	/s/ Carol Yu
Carol Yu
Chief Financial Officer